                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                    Friedman, Billings, Ramsey Group, Inc.
            (Exact Name of Registrant as Specified in its Charter)


          Virginia                                               541837743
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

     1001 19th Street N.                                           22209
     Arlington, Virginia                                         (Zip Code)
(Address of Principal Executive
          Offices)

                      FBR Stock and Annual Incentive Plan
                           (Full Title of the Plan)

                           William J. Ginivan, Esq.
                 Senior Vice President and Chief Legal Officer
                    Friedman, Billings, Ramsey Group, Inc.
                              1001 19th Street N.
                           Arlington, Virginia 22209
                    (Name and Address of Agent for Service)
                                (703) 469-1040
         (Telephone Number, Including Area Code, of Agent for Service)

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                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum           Proposed Maximum
 Title of Securities    Amount to be Registered   Offering Price Per Share   Aggregate Offering Price   Amount of Registration
 to be Registered                                                                                                 Fee

------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per            9,900,000 (1)              $6.375 (2)                $63,112,500(2)             $15,778.13
share
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement also registers such number of additional securities that may be offered pursuant to the terms of the FBR Stock and Annual Incentive Plan which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 16, 2001, which was $6.375.

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed by Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the "Registrant"), relating to an additional 9,900,000 shares of the Registrant's Class A Common Stock, par value $.01 per share (the "Common Stock"), which may be offered and sold pursuant to the FBR Stock and Annual Incentive Plan (the "Plan"). The contents of the Registration Statement on Form S-8 filed by the Registrant on February 7,2000, file number 333-96295 (registering the offer and sale of 5,000,000 shares of Common Stock pursuant to the Plan), are incorporated by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 29, 2000;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     (3) The Registrant's Current Reports on Form 8-K filed January 18, 2000, January 31, 2000, April 20, 2000, August 3, 2000, October 27, 2000,
          November 2, 2000, January 30, 2001, February 6, 2001 and February 13, 2001;

     (4) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on December 19, 1997, including any amendments to such Registration Statement hereafter filed; and

     (5) All reports and other documents filed by the Registrant since the end of the fiscal year covered by the Registrant's document referred to in paragraph (1) above pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on this 15th day of February, 2001.

                         Friedman, Billings, Ramsey Group, Inc.



                         By:  /s/ Emanuel J. Friedman
                              -----------------------
                              Emanuel J. Friedman
                              Chairman and Co-Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Emanuel J. Friedman and Robert S. Smith his true and lawful attorney-in-fact and agent, with full power of substitution, for him in his name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments, and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                              Title                                   Date
         ---------                              -----                                   ----

/s/ Emanuel J. Friedman                 Director, Chairman and                   February 15, 2001
----------------------------         Co-Chief Executive Officer
Emanuel J. Friedman                  (Principal Executive Officer)

/s/ Eric F. Billings                 Director, Vice Chairman and                 February 15, 2001
----------------------------         Co-Chief Executive Officer
Eric F. Billings                     (Principal Executive Officer)

/s/ W. Russell Ramsey                  Director, President and                   February 15, 2001
----------------------------         Co-Chief Executive Officer
W. Russell Ramsey                    (Principal Executive Officer)

/s/ Wallace L. Timmeny                         Director                          February 15, 2001
----------------------------
Wallace L. Timmeny

/s/ Mark R. Warner                             Director                          February 15, 2001
----------------------------
Mark R. Warner

/s/ Daniel J. Altobello                        Director                          February 15, 2001
----------------------------
Daniel J. Altobello

/s/ Kurt R. Harrington             Chief Financial Officer and Treasurer         February 15, 2001
----------------------------         (Principal Financial Officer and
Kurt R. Harrington                     Principal Accounting Officer)

                                 EXHIBIT INDEX

Exhibit Number           Description
--------------           -----------

     5                   Opinion of McGuireWoods LLP
     23.1                Consent of Arthur Andersen LLP
     23.2                Consent of McGuireWoods LLP (filed as part of Exhibit
                         5)
     24                  Power of Attorney (included on signature page)

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